As filed with the Securities and Exchange Commission on April 11, 2012.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________

Hovnanian Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-1851059 (I.R.S. Employer Identification Number)
_________________________

110 West Front Street
P.O. Box 500
Red Bank, New Jersey 07701
(732) 747-7800
(Address, including zip code, and telephone number, including area code, of principal executive offices)
_________________________

2012 Hovnanian Enterprises, Inc. Stock Incentive Plan
(Full Title of the Plan)
_________________________

J. Larry Sorsby
Hovnanian Enterprises, Inc.
110 West Front Street
P.O. Box 500
Red Bank, New Jersey 07701
(732) 747-7800
 (Name and address, including zip code, and telephone number, including area code, of agent for service)
_________________________

Copies to:

Vincent Pagano, Jr., Esq.
Marisa D. Stavenas, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000
 __________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)(4)	Amount of registration fee(3)(4)
Class A Common Stock, par value $0.01 per share, and Class B Common Stock, par value $0.01 per share	5,000,000 shares	$2.00	$10,000,000	$1,164.00
Preferred Stock Purchase Rights(4)	—	—	—	—

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares which may be offered and issued under the 2012 Hovnanian Enterprises, Inc. Stock Incentive Plan (the “2012 Stock Incentive Plan”) to prevent dilution resulting from stock splits, stock dividends, anti-dilution provisions or similar transactions.

(2)
Covers a maximum aggregate of 5,000,000 shares of Class A common stock, par value $0.01 per share ( “Class A Common Stock”), and Class B common stock, par value $0.01 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), of Hovnanian Enterprises, Inc. approved for issuance under the 2012 Stock Incentive Plan.

(3)
Pursuant to Rule 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of the registration fee have been computed on the basis of the average of the high and low prices per share of the Company’s Class A Common Stock on the New York Stock Exchange on April 5, 2012.  There is no established public trading market for the Company’s Class B Common Stock and, in order to trade Class B Common Stock, the shares must be converted into Class A Common Stock on a one-for-one basis.

(4)
Each share of Common Stock includes an associated Preferred Stock Purchase Right. Each Preferred Stock Purchase Right initially represents the right, if such Preferred Stock Purchase Right becomes exercisable, to purchase from Hovnanian Enterprises, Inc. one ten-thousandth of a share of its Series B Junior Preferred Stock for each share of Common Stock. The Preferred Stock Purchase Rights currently cannot trade separately from the underlying Common Stock and, therefore, do not carry a separate price or necessitate an additional registration fee.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information specified in Items 1 and 2 of Part I of the Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the 2012 Stock Incentive Plan covered by this Registration Statement on Form S-8 (the “Registration Statement”) as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by Hovnanian Enterprises, Inc. (the “Company”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a)	the Company’s Annual Report on Form 10-K for the year ended October 31, 2011 (File No. 001-08551);

(b)	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2012 (File No. 001-08551);

(c)
the Company’s Current Reports on Form 8-K filed with the Commission on November 7, 2011, February 22, 2012, March 5, 2012, March 22, 2012, March 30, 2012, April 2, 2012 and April 5, 2012 (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein) (File No. 001-08551);

(d)
The descriptions of the Company’s Class A Common Stock and Class B Common Stock contained in the Company’s Registration Statements on Form 8-A (File No. 001-08551), each filed on March 13, 2001, and any amendment or report filed for the purpose of updating such descriptions; and

(e)
The descriptions of the Company’s preferred stock purchase rights contained in the Company’s Registration Statement on Form 8-A (File No. 001-08551), filed on August 14, 2008 and February 10, 2009, and any amendment or report filed for the purpose of updating such descriptions.

All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.        Description of Securities.

Not applicable.

Item 5.        Interests of Named Experts and Counsel.

Not applicable.

Item 6.        Indemnification of Directors and Officers.

The Company is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 102(b)(7) of the General Corporation Law of the State of Delaware enables a corporation in its certificate of incorporation or an amendment thereto validly approved by stockholders to limit or eliminate the personal liability of the members of its board of directors for violations of the directors’ fiduciary duty of care.

Article FOUR of the Company’s Restated By-Laws contains the following provisions with respect to indemnification:

The Corporation shall indemnify any current or former Director or officer of the Corporation and his heirs, executors and administrators, and may, at the discretion of the Board of Directors, indemnify any current or former employee or, agent of the Corporation and his heirs, executors and administers, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him or by his heirs, executors and administrators in connection with any threatened, pending or completed action, suit or proceeding (brought by or in tire right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, to which he was or is a party or is threatened to be made a party by reason of his current or former position with the Corporation or by reason of the fact that he is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Any indemnification pursuant to the provisions above shall be made by the Company unless a determination (as provided for in the Company’s Restated By-Laws) is made that indemnification is not proper because the person has not met the applicable standards of conduct as set forth therein.

The Company maintains a liability insurance policy providing coverage for its directors and officers in an amount up to $60,000,000 with up to an additional $15,000,000 for directors.

Item 7.        Exemption from Registration Claimed.

Not applicable.

Item 8.        Exhibits.

For a full list of exhibits, see the Exhibit Index in this Registration Statement, which is incorporated into this Item 8 by reference.

Item 9.        Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey on April 11, 2012.

HOVNANIAN ENTERPRISES, INC.

By:	/s/ J. Larry Sorsby
Name:	J. Larry Sorsby
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of J. Larry Sorsby, Brad G. O’Connor and David G. Valiaveedan or any one of them, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on April 11, 2012.

Signature	Title

/s/ Ara K. Hovnanian	Chairman of the Board, President and Chief Executive Officer
Ara K. Hovnanian	(Principal Executive Officer)

/s/ J. Larry Sorsby	Executive Vice President, Chief Financial Officer and Director
J. Larry Sorsby	(Principal Financial Officer)

/s/ Brad G. O’Connor	Vice President, Chief Accounting Officer and Corporate Controller
Brad G. O’Connor	(Principal Accounting Officer)

/s/ Joseph A. Marengi	Director
Joseph A. Marengi

/s/ Robert B. Coutts	Director
Robert B. Coutts

/s/ Edward A. Kangas	Director
Edward A. Kangas

/s/ John J. Robbins	Director
John J. Robbins

/s/ Stephen D. Weinroth	Director
Stephen D. Weinroth

EXHIBIT LIST

Exhibit Number	Description of Document

4.1	Certificate of Incorporation of Hovnanian Enterprises, Inc. (1)

4.2	Certificate of Amendment of Certificate of Incorporation of Hovnanian Enterprises, Inc. (2)

4.3	Restated By-Laws of Hovnanian Enterprises, Inc. (3)

4.4	Specimen Class A Common Stock Certificate. (4)

4.5	Specimen Class B Common Stock Certificate. (4)

4.6	Certificate of Designations of the Series B Junior Preferred Stock of Hovnanian Enterprises, Inc., dated August 14, 2008. (1)

4.7
Rights Agreement, dated as of August 14, 2008, between Hovnanian Enterprises, Inc. and National City Bank, as Rights Agent, which includes the Form of Certificate of Designation as Exhibit A, Form of Right Certificate as Exhibit B and the Summary of Rights as Exhibit C. (5)

4.8	2012 Hovnanian Enterprises, Inc. Stock Incentive Plan. (6)

5.1 *	Opinion of Simpson Thacher & Bartlett LLP.

23.1 *	Consent of Deloitte & Touche LLP.

23.2 *	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

24.1 *	Powers of Attorney (included in the signature page to this Registration Statement).
________________________
* Filed herewith.

(1)	Incorporated by reference to Exhibits to Quarterly Report of Hovnanian Enterprises, Inc. on Form 10-Q for the quarter ended July 31, 2008 (No. 001-08551).

(2)	Incorporated by reference to Exhibits to Current Report of Hovnanian Enterprises, Inc. on Form 8-K filed December 9, 2008 (No. 001-08551).

(3)	Incorporated by reference to Exhibits to Current Report of Hovnanian Enterprises, Inc. on Form 8-K, filed December 21, 2009 (No. 001-08551).

(4)	Incorporated by reference to Exhibits to Quarterly Report of Hovnanian Enterprises, Inc. on Form 10-Q for the quarter ended January 31, 2009 (No. 001-08551).

(5)	Incorporated by reference to Exhibits to the Registration Statement of Hovnanian Enterprises, Inc. on Form 8-A, filed August 14, 2008 (No. 001-08551).

(6)	Incorporated by reference to Exhibit to Current Report of Hovnanian Enterprises, Inc. on Form 8-K, filed April 2, 2012 (No. 001-08551).